FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpower.com

Media
Natalie Wymer
408-457-2348
Natalie.Wymer@sunpower.com

SunPower Announces Fiscal Year 2016 Guidance

SAN JOSE, Calif., Nov. 12, 2015 - SunPower Corp. (NASDAQ: SPWR) today announced financial guidance for fiscal year 2016.

For fiscal year 2016, the company expects non-GAAP revenue of $3.3 billion to $3.5 billion, gross margin of 13 percent to 15 percent, EBITDA of $515 million to $565 million, capital expenditures of $210 million to $240 million and gigawatts (GW) deployed in the range of 1.7 GW to 2.0 GW. On a GAAP basis, the company expects revenue of $1.2 billion to $1.4 billion, gross margin of 16 percent to 18 percent and net loss of $415 million to $365 million.

Fiscal year 2016 financial guidance reflects the impact of planned project sales to 8point3 Energy Partners. On a non-GAAP basis, the company expects gross margin from these project sales to be partially deferred beyond 2016. On a GAAP basis, the company expects revenue and gross margin from the sale of these projects to be deferred beyond 2016.

SunPower will discuss its fiscal year 2016 outlook during its 2015 Analyst Day to be held today, Nov. 12, 2015, starting at 9:00 a.m. Eastern Time. Please note that the entire event will be webcast and relevant materials will be posted to the company’s website before the event. To listen to the webcast, investors are encouraged to visit the Events and Presentations section of the SunPower Investor Relations webpage at http://investors.sunpowercorp.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release.

About SunPower

As one of the world’s most innovative and sustainable energy companies, SunPower Corp. (NASDAQ: SPWR) provides a diverse group of customers with complete solar solutions and services. Residential customers, businesses, governments, schools and utilities around the globe rely on SunPower’s more than 30 years of proven experience. From the first flip of the switch, SunPower delivers maximum value and performance throughout the long life of every solar system. Headquartered in Silicon Valley, SunPower has dedicated, customer-focused employees in Africa, Asia, Australia, Europe, North and South America. For more information about how SunPower is changing the way our world is powered, visit www.sunpower.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements we make in this press release are the statements regarding our fiscal year 2016 guidance, including our expectations for fiscal year 2016 non-GAAP revenue, gross margin, EBITDA, capital expenditures, and GW deployed, as well as our expectations for fiscal year 2016 revenue, gross margin and net loss on a GAAP basis, and planned project sales to 8point3 Energy Partners. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) competition in the industry and downward pressure on average selling prices; (2) our liquidity, substantial indebtedness, and our ability to obtain additional financing for our projects and our customers; (3) risks relating to our residential lease business, including risks of customer default, challenges securing lease financing, and declining conventional electricity prices; (4) our ability to meet our cost reduction targets; (5) regulatory changes and the availability of economic incentives promoting use of solar energy; (6) challenges inherent in constructing and maintaining certain of our large projects, such as the Quinto project; (7) the success of our ongoing research and development efforts and our ability to commercialize of new products and services, including products and services developed through strategic partnerships; (8) fluctuations in our operating results; (9) maintaining or increasing our manufacturing capacity, containing manufacturing costs, and other manufacturing difficulties that could arise; (10) challenges managing our joint ventures and partnerships; (11) challenges executing on our holdco and YieldCo strategies, including the risk that we may not successfully negotiate project sales with 8point3 Energy Partners; (12) fluctuations or declines in the performance of our solar panels and other products and solutions; and (13) fluctuations or declines in the prices of conventional electricity. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

SunPower is a registered trademark of SunPower Corp. All other trademarks are the property of their respective owners.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures, as described below. The specific non-GAAP measures listed below are: revenue; gross margin; and earnings before interest, taxes, depreciation and amortization (“EBITDA”). Management believes that each of these non-GAAP measures is useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provides investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analyses. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP revenue includes adjustments relating to 8point3, as described below. Non-GAAP gross margin includes adjustments relating to 8point3, stock-based compensation, and other items, as described below. EBITDA includes the foregoing adjustments (i.e., those included in non-GAAP gross margin) as well as adjustments relating to cash interest expense (net of interest income), provision for income taxes, and depreciation.

Non-GAAP Adjustments

•
8point3. In June 2015, 8point3 Energy Partners LP ("8point3 Energy Partners"), a joint YieldCo vehicle formed by the company and First Solar, Inc. ("First Solar" and, together with the company, the "Sponsors") to own, operate and acquire solar energy generation assets, completed an initial public offering (“IPO”) of Class A shares representing limited partner interests in 8point3 Energy Partners. The IPO was consummated on June 24, 2015 whereupon the Class A shares are now listed on the NASDAQ Global Select Market under the trading symbol “CAFD.” Immediately after the IPO, the company contributed a portfolio of 170 MW of its solar generation assets (the “SPWR Projects”) to 8point3 Operating Company, LLC ("OpCo"), 8point3 Energy Partners' primary operating subsidiary. In exchange for the SPWR Projects, the company received cash proceeds of $371 million as well as equity interests in several 8point3 Energy Partners affiliated entities: primarily common and subordinated units representing a 40.7% stake in OpCo and a 50.0% economic and management stake in 8point3 Holding Company, LLC (“Holdings”), the parent company of the general partner of 8point3 Energy Partners and the owner of incentive distribution rights in OpCo. Holdings, OpCo, 8point3 Energy Partners and their respective subsidiaries are referred to herein as the “8point3 Group” or “8point3.”

The company includes adjustments related to the sales of projects contributed to 8point3 based on the difference between the fair market value of the consideration received and the net carrying value of the projects contributed, of which, a portion is deferred in proportion to the company’s retained equity stake in 8point3. The deferred profit is subsequently recognized over time. This treatment is consistent with the accounting rules relating to the sale of such projects under International Financial Reporting Standards (“IFRS”). Under these rules, with certain exceptions such as for projects already in operation, the company’s revenue is equal to the fair market value of the consideration received, and cost of goods sold is equal to the net carrying value plus a partial deferral of profit proportionate with the retained equity stake. Under GAAP, these sales are recognized under either real estate, lease, or consolidation accounting rules depending upon the nature of the individual asset contributed, with outcomes ranging from no profit recognition to full profit recognition. IFRS profit, less deferrals associated with retained equity, is recognized for sales related to the residential lease portfolio. Revenue recognition for other projects sold to 8point3 is deferred until these projects reach commercial operations consistent with IFRS rules. Equity in earnings of unconsolidated investees includes the impact of the company’s share of 8point3’s earnings related to sales of projects receiving sales recognition under IFRS but not GAAP. Management believes that these adjustments for the impact of 8point3 enable investors to better evaluate the company's revenue and profit generation performance.

•
Stock-based compensation. Stock-based compensation relates primarily to the company’s equity incentive awards. Stock-based compensation is a non-cash expense that varies from period to period and is dependent on market forces that are difficult to predict. Due to this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•
Other. The company combines amounts previously disclosed under separate captions into “Other” when amounts do not have a significant impact on the current fiscal period. Management believes that these adjustments provide investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•	EBITDA adjustments. When calculating EBITDA, in addition to adjustments described above, the company excludes the impact during the period of the following items:

•	Cash interest expense, net of interest income

•	Provision for income taxes

•	Depreciation

Management presents this non-GAAP financial measure to give investors a basis to evaluate the company's performance, including compared with the performance of other companies.

For more information about these non-GAAP financial measures as well as other non-GAAP financial measures used by the company, please see the company’s Current Report on Form 8-K, dated Oct. 28, 2015, and the table captioned "2016 Guidance" included at the end of this release.

2016 Guidance

FY 2016 GUIDANCE (in thousands except percentages)	FY 2016
Revenue (GAAP)	$1,200,000-$1,400,000
Revenue (non-GAAP) (1)	$3,300,000-$3,500,000
Gross margin (GAAP)	16%-18%
Gross margin (non-GAAP) (2)	13%-15%
Net loss (GAAP)	($415,000)-($365,000)
EBITDA (3)	$515,000-$565,000

(1)	Estimated non-GAAP amounts include net adjustments that increase revenue by approximately $2,100 million of revenue related to 8point3.

(2)
Estimated non-GAAP amounts include net adjustments that increase gross margin by approximately $250 million related to 8point3, $15 million related to stock-based compensation expense, and $10 million related to other items.

(3)
Estimated EBITDA amounts include net adjustments that increase net loss by approximately $450 million related to 8point3, $70 million related to stock-based compensation expense, $25 million related to other items, $75 million related to interest expense, $90 million related to income taxes and $220 million related to depreciation.